UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017 (June 6, 2017)

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Sarepta Therapeutics, Inc. (the “Company”) Annual Meeting held on June 6, 2017 (the “Annual Meeting”) and the number of votes cast for, against or withheld (or, with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the number of votes cast for one year, two years or three years or withheld), as well as the number of abstentions and broker non-votes, as to each such matter. As of the record date for the Annual Meeting, April 11, 2017, there were 54,940,604 shares of common stock issued and outstanding. There were 44,822,091 shares of common stock present and entitled to vote at the Annual Meeting in person or by proxy, which represented 81.58% of the voting power of the shares of common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

The proposals voted upon and voting results for these proposals at the Annual Meeting were as follows:

Proposal 1: Election of Group II Directors

Name of Nominee	For	Against	Abstain	Broker Non- Votes
Richard J. Barry	27,195,571	409,914	783,761	16,432,845
M. Kathleen Behrens, Ph.D.	27,330,123	267,547	791,576	16,432,845
Claude Nicaise, M.D.	27,370,781	234,551	783,914	16,432,845

Pursuant to the foregoing votes, the Director nominees listed above were elected to serve as a Group II Directors on the Company’s Board of Directors to hold office until the Company’s 2019 annual meeting of stockholders, or until his or her successor is earlier elected. There were no additional director nominations brought before the meeting.

Proposal 2: Advisory Vote on 2016 Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
27,952,585	291,029	145,632	16,432,845

Pursuant to the foregoing votes, the 2016 executive compensation was approved on an advisory basis.

Proposal 3: Advisory Vote on whether an Advisory Vote on Executive Compensation Should Be Held Every One, Two or Three years

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
25,067,912	168,815	3,094,877	57,642	16,432,845

Pursuant to the foregoing votes, the frequency of one year for advisory vote on executive compensation was approved on an advisory basis. In light of such vote, the Company’s Board of Directors has determined that it will include annually in the proxy materials an advisory vote on the compensation of its named executive officers until the next vote on the frequency of shareholder votes on the compensation of named executive officers is held.

Proposal 4: Ratification of KPMG as the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain
44,541,022	183,511	97,558

Pursuant to the foregoing votes, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was ratified and approved.

Item 8.01.	Other Events.

On May 19, 2017 (the “Effective Date”), Mr. Alexander “Bo” Cumbo was promoted to Senior Vice President, Chief Commercial Officer. In connection with his promotion, Mr. Cumbo’s annual salary was increased to $380,000 effective as of the Effective Date, and he was granted an option to purchase 40,000 shares of the Company common stock on the Effective Date (the “Option”). 25% of the Option vests and is exercisable on May 19, 2018, and 1/48th of the total Option will vest and become exercisable ratably in monthly installments over the next three years, such that the Option will be fully vested and exercisable on May 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Edward M. Kaye, M.D.
Edward M. Kaye, M.D.
President and Chief Executive Officer

Date: June 8, 2017